EXHIBIT 12-2

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                   SEC METHOD
                                     ($000)

                                                         6 MONTHS
                                                           ENDED
                                                          06/30/96

NET INCOME                                               $ 249,079

ADD BACK:
- - INCOME TAXES:
     OPERATING INCOME                                      175,183
     NON-OPERATING INCOME                                     (238)
                                                         ---------
     NET TAXES                                             174,945

- - FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                           187,931
     ANNUAL RENTALS                                          4,400
                                                         ---------
     TOTAL FIXED CHARGES                                   192,331

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                            9,018
     ADJUSTMENT TO PREFERRED DIVIDENDS*                      6,334
                                                         ---------
                                                            15,352

FIXED CHARGES AND PREFERRED DIVIDENDS                    $ 207,683
                                                         =========

EARNINGS BEFORE INCOME TAXES AND
     FIXED CHARGES                                       $ 616,355
                                                         =========
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERRED STOCK DIVIDEND REQUIREMENTS                2.97
                                                         =========

 * ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
   TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS